Exhibit 99.1

Silver Spike Investment Corp. Announces Fiscal Year End 2022 Financial Results Conference Call

NEW YORK, March 8, 2023 (GLOBENEWSWIRE)— Silver Spike Investment Corp. (“SSIC” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments in the form of direct loans to, and equity ownership of, privately held cannabis companies, today announced it will report financial results for its fiscal year ended December 31, 2022, pre-market open on Friday, March 31, 2023.

SSIC will host a conference call and webcast to discuss the Company's financial results at 8:00 a.m. Eastern Time on Friday, March 31, 2023. Participants may register for the call here. A live webcast of the call will also be available on the SSIC website at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by end of day March 31, 2023.

Call Details – Silver Spike Investment Corp. Fiscal Year End 2022 Financial Results:

•	When: Friday, March 31, 2023

•	Time: 8:00 a.m. ET

•	Webcast Live Stream: https://edge.media-server.com/mmc/p/mis3zkkp

•	Replay: ssic.silverspikecap.com

About Silver Spike Investment Corp.

Silver Spike Investment Corp. (“SSIC”) is a specialty finance company formed to invest across the cannabis ecosystem through investments in the form of direct loans to cannabis companies. SSIC has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. SSIC is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about SSIC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond SSIC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in SSIC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which SSIC makes them. SSIC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors: Bill Healy
bill@silverspikecap.com

212-905-4933

Media: Alan Oshiki and Sydney Gever

Abernathy MacGregor

Silverspikecapital@abmac.com

212-371-5999